Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company Contact:

Christina W. Hagan

Chief Financial Officer

(800) 332-9766

www.dawson3d.com

Dawson Geophysical to Issue Second Quarter 2014 Results and

Hold Investor Conference Call

MIDLAND, Texas, April 30, 2014/PRNewswire-ChorusCall/ — — Dawson Geophysical Company (NASDAQ: DWSN—News) announced today that it plans to publicly release financial results for the quarter ended March 31, 2014, the Company’s second quarter of fiscal 2014, before the market opens on Wednesday, May 7, 2014. An investor conference call to review the second quarter results will be held on Wednesday, May 7, 2014, at 9:00 a.m. Central Time.

Date:	Wednesday, May 7, 2014

Time:	10:00 AM ET
9:00 AM CT
8:00 AM MT
7:00 AM PT

Call:	(877) 418-5260 (US), (866) 605-3852 (Canada) and (412) 717-9589 (International)
Passcode 10045345

Internet:	Live and rebroadcast over the internet, log onto http://www.dawson3d.com

Replay:	Available until Monday, May 12, 2014, at (877) 344-7529 (US/Canada) and (412) 317-0088 (International), Passcode 10045345, and available until June 6, 2014, on the Company’s web site at http://www.dawson3d.com

Dawson Geophysical Company is a leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include but are not limited to, the volatility of oil and natural gas prices, dependence upon energy industry spending, disruptions in the global economy, industry competition, delays, reductions or cancellations of service contracts, high fixed costs of operations, external factors affecting our crews such as weather interruptions and inability to obtain land access rights of way, whether we enter into turnkey or term contracts, crew productivity, limited number of customers, credit risk related to our customers, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2013. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Source: Dawson Geophysical Company